UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2008

CHOICE HOTELS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13393

Delaware	52-1209792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10750 Columbia Pike, Silver Spring, Maryland 20901
(Address of principal executive offices, including zip code)

301-592-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 23, 2008, Choice Hotels International, Inc. (the "Company") entered into an Amendment to the Amended and Restated Employment Agreement with Thomas Mirgon ("Amendment"), the Company's Senior Vice President Administration. The Amendment includes the following: (i) modification of the definitions of "Cause" and "Change in Control"; (ii) modification of the term to an indefinite term; (iii) addition of confidentiality, non-solicitation and non-competition restrictions; (iv) establishment of an 18 month "Severance Benefit Period"; (v)specification of the benefits due during the Severance Benefit Period; and (vi)modification of the Change in Control provisions to provide a severance compensation payment equal to 200% of a base salary and bonus if terminated following a Change in Control.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: January 24, 2008	By:	/s/ David L. White
David L. White
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment to Amdended and Restated Employment Agreement